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                                                                    EXHIBIT 5.1

                                                July 6, 1998

Universal Standard Healthcare, Inc.
26500 Northwestern Highway
Southfield, MI 48076

               Re:    Registration Statement on Form S-3
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Gentlemen:

               We have acted as counsel for Universal Standard Healthcare, Inc., a Michigan corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), registering for sale in the manner described in the Registration Statement up to 500,000 shares of the Company's Common Stock (the "Common Stock") on behalf of a certain shareholder of the Company.

               We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

               Based upon the foregoing, it is our opinion that (1) the Company has been duly incorporated and is in good standing under the laws of the State of Michigan and (2) the Common Stock has been legally issued, and is fully paid and nonassessable.

               We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                                  Very truly yours,

                                                  DYKEMA GOSSETT PLLC



                                                  /S/ Mark A. Metz
                                                  -------------------------
                                                  By Mark A. Metz, a Member
                                                  of the firm


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